Exhibit 1

AGREEMENT
JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of Columbia Property Trust, Inc., and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: November 24, 2014	40 NORTH MANAGEMENT LLC

By:
/s/ David S. Winter
David S. Winter
Principal

By:
/s/ David J. Millstone
David J. Millstone
Principal

Date: November 24, 2014	40 NORTH INVESTMENTS LP

By 40 North GP LLC, its General Partner

By:
/s/ David S. Winter
David S. Winter
Principal

By:
/s/ David J. Millstone
David J. Millstone
Principal

Date: November 24, 2014	40 NORTH INVESTMENT PARTNERS LP

By 40 North GP II LLC, its General Partner

By:
/s/ David S. Winter
David S. Winter
Principal

By:
/s/ David J. Millstone
David J. Millstone
Principal

Date: November 24, 2014	40 NORTH GP LLC

By:
/s/ David S. Winter
David S. Winter
Principal

By:
/s/ David J. Millstone
David J. Millstone
Principal

Date: November 24, 2014	40 NORTH GP II LLC

By:
/s/ David S. Winter
David S. Winter
Principal

By:
/s/ David J. Millstone
David J. Millstone
Principal

Date: November 24, 2014	DAVID S. WINTER

By:
/s/ David S. Winter

Date: November 24, 2014	DAVID J. MILLSTONE

By:
/s/ David J. Millstone